Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-257656) on Form S-1 of Minim, Inc. of our report dated February 17, 2021 relating to the financial statements of Minim Inc., appearing in the Current Report on Form 8-K/A filed by Zoom Telephonics, Inc. on February 17, 2021. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Baker Newman & Noyes LLC
Manchester, New Hampshire
July 26, 2021